EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Ainos, Inc.

(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rate(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.01 per share	Other(2)	4,355,376	$0.70	$3,048,763	$110.20 per $1,000,000	$335.97
Total Offering Amounts					$3,048,763		$335.97
Total Fee Offsets
Net Fee Due							$335.97

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)

Represents a discretionary increase to the number of shares available for issuance under the 2023 Stock Incentive Plan (the “2023 Plan”), which amended the Registrant’s 2021 Stock Incentive Plan (“the “2021 Plan”), effective May 1, 2023.   The registered shares consist of 4,287,626 Common Stock which consist of 4,002,320 shares pursuant to the provisions of the 2023 Plan that provide for a discretionary increase in the number of shares reserved for issuance under such plan (the “Evergreen Shares”) and 285,306 shares (the “Plan Share Reserve Shares”). Shares available for issuance under the 2021 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2022 (File No. 333-266043).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Capital Markets on June 9, 2023.